UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HEALTHCARE AI ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO

PROXY STATEMENT

OF

HEALTHCARE AI ACQUISITION CORP.

EXTRAORDINARY GENERAL MEETING TO BE HELD ON AUGUST 11, 2023

On July 31, 2023, Healthcare AI Acquisition Corp. (the “Company,” “we,” “our” or “us”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Definitive Proxy Statement”) for the Extraordinary General Meeting of Shareholders to be held on August 11, 2023 at 09:00 a.m. EST (the “Meeting”). The Company is filing these definitive additional proxy materials on August 10, 2023, to disclose that the chairman intends to adjourn the Meeting on August 11, 2023, initially scheduled to be held at 09:00 a.m. EST to be held later the same day at 3:00 p.m. EST, August 11, 2023. The meeting information remains at the offices of the Company at 8 The Green, Ste 15614, Dover DE 19901 and virtually as described below.

You can participate in the Extraordinary General Meeting, vote, and submit questions live via telephone, the information for which is available at www.cleartrustonline.com/haia

End of Supplement

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